Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated October 14, 2016 (including amendments thereto) with respect to the Common Stock of Fluidigm Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.  The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such Statement, and for the completeness and accuracy of the information concerning him or her contained in such Statement and any amendments thereto, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or she knows or has reason to believe that such information is inaccurate.

Dated:  October 14, 2016

Levin Capital Strategies, L.P.

By:	/s/ John A. Levin
John A. Levin
Chief Executive Officer

Levin Capital Strategies GP, LLC

By:	John A. Levin 2005 GRAT Separation Trust, as Managing Member

By:	/s/ Elisabeth Levin
Elisabeth Levin
Trustee

Levin Capital Trilogy Master Fund, Ltd.

By:	LCS, LLC, its General Partner

By:	/s/ John A. Levin
John A. Levin
Managing Member

LCS, LLC

By:	/s/ John A. Levin
John A. Levin
Managing Member

Levcap Alternative Fund, L.P

By:	LCS Event Partners, LLC, its General Partner

By:	/s/ John A. Levin
John A. Levin
Managing Member

LCS Event Partners, LLC

By:	/s/ John A. Levin
John A. Levin
Managing Member

Safinia Partners, L.P.

By:	LCS L/S, LLC, its General Partner

By:	/s/ John A. Levin
John A. Levin
Managing Member

LCS L/S, LLC

By:	/s/ John A. Levin
John A. Levin
Managing Member

/s/ John A. Levin
John A. Levin